Exhibit 32.1

SECTION 1350 CERTIFICATIONS

I, Barney A. Richmond, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the Quarterly Report of Stoneleigh Realty Investors, LLLP, (f/k/a SEI Holdings, Inc.) on Form 10-Q for the period ended June 30, 2012, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of SEI Holdings, Inc.

Date: September 20, 2012	/S/ BARNEY A. RICHMOND
Barney A. Richmond
Chief Executive Officer
(Principal Executive Officer)

I, Richard C. Turner, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the Quarterly Report of Stoneleigh Realty Investors, LLLP, (f/k/a SEI Holdings, Inc.) on Form 10-Q for the period ended June 30, 2012, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of SEI Holdings, Inc.

Date: September 20, 2012	/S/ RICHARD C. TURNER
Richard C. Turner
Chief Financial Officer
(Principal Financial Officer)